Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Announces Third Quarter 2013 Results

Total Sales up 4.0%; Comp Sales of 2.7%; Earnings up 17.3% to $0.88 per Share

PHOENIX, AZ—(November 22, 2013) - PetSmart, Inc. (NASDAQ: PETM) today announced financial results for the third quarter of 2013 and provided guidance for the fourth quarter and fiscal year 2013.

Third Quarter Results

Earnings of $0.88 per share, up 17.3% compared to $0.75 per share in the third quarter of 2012. Net income totaled $92 million in the third quarter of 2013, compared to $82 million in the third quarter of 2012.

Total sales for the third quarter of 2013 increased 4.0% to $1.7 billion. Comparable store sales, or sales in stores open at least a year, grew 2.7%, including comparable transactions growth of 0.2%. Services sales, which are included in total sales, grew 5.2% to $184 million.

The company generated $107 million in cash flows from operating activities, spent $51 million in capital expenditures, distributed $17 million in dividends, and repurchased $30 million of PetSmart stock. The company ended the quarter with $367 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.

“Given the challenged consumer environment during the quarter, we are pleased with our results and level of execution,” said David Lenhardt, Chief Executive Officer. “Our performance demonstrates the strength and stability of our business.”

Guidance

Fiscal year 2013 is a 52-week year. Except for comparable stores sales growth, which is calculated on an equivalent basis, comparisons to fiscal year 2012, a 53-week year, are based on U.S. GAAP, unless otherwise noted.

•	Comparable store sales growth of 3% to 3.5%
•	Total sales growth of approximately 3% (on a 52 to 52-week basis, total sales growth of approximately 5%)
•	Earnings before tax margin expansion of 20 to 40 basis points (on a 52 to 52-week basis, earnings before tax margin expansion of 50 to 70 basis points)
•	Earnings per share of $3.94 to $3.98

The fourth quarter of 2013 is a 13-week quarter. Except for comparable stores sales growth, which is calculated on an equivalent basis, comparisons to the fourth quarter of 2012, a 14-week quarter, are based on U.S. GAAP, unless otherwise noted.

•	Comparable store sales growth of 2.5% to 3.5%
•	Total sales growth of -3% to -2% (on a 13 to 13-week basis, total sales growth of 4% to 5%)
•	Earnings before tax margin expansion of -45 to -15 basis points (on a 13 to 13-week basis, earnings before tax margin expansion of 45 to 75 basis points)
•	Earnings per share of $1.19 to $1.23

Conference call information

PetSmart management has scheduled a teleconference for 9:00 a.m. EST on November 22, 2013 to discuss results for the third quarter 2013. This teleconference will be webcast live for all investors at www.petm.com. The webcast will be available until the company announces results for the fourth quarter of 2013. In addition, you can listen to the call live by dialing 866-219-5631 (within the United States and Canada) or 703-639-1122 (for international callers), code 1627400.

A phone replay will be available through December 22, 2013, 11:59 p.m. EST, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1627400.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). The company employs approximately 54,000 associates and operates more than 1,314 pet stores in the United States, Canada and Puerto Rico, and over 196 in-store PetSmart® PetsHotel® dog and cat boarding facilities. PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp SM day care services and pet adoption services. Through its in-store pet adoption partnership with PetSmart Charities®, PetSmart has helped save the lives of more than 5 million pets since 1994. PetSmart Charities, Inc. and PetSmart Charities of Canada, Inc. (“PetSmart Charities”) are independent, nonprofit organizations that save the lives of homeless pets and reduce shelter intake through spay/neuter efforts. In 2012, nearly 450,000 dogs and cats found homes through PetSmart Charities’ adoption centers in all PetSmart stores and by sponsoring community adoption events. PetSmart Charities is the leader in granting money to help pets in need, with more than $28 million given in 2012 throughout North America.

Forward-looking statements

This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2013 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share and store data)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	November 3, 2013	% of Sales	October 28, 2012	% of Sales	November 3, 2013	% of Sales	October 28, 2012	% of Sales
Merchandise sales	$1,500,443	88.5%	$1,444,683	88.7%	$4,502,272	88.0%	$4,303,625	88.2%
Services sales	184,190	10.9%	175,018	10.7%	580,474	11.4%	546,899	11.2%
Other revenue	10,535	0.6%	9,810	0.6%	29,015	0.6%	28,547	0.6%

Net sales	1,695,168	100.0%	1,629,511	100.0%	5,111,761	100.0%	4,879,071	100.0%

Cost of merchandise sales	1,045,743	61.7%	1,008,278	61.9%	3,123,671	61.1%	2,989,671	61.3%
Cost of services sales	133,917	7.9%	128,911	7.9%	409,136	8.0%	392,152	8.0%
Cost of other revenue	10,535	0.6%	9,810	0.6%	29,015	0.6%	28,547	0.6%

Total cost of sales	1,190,195	70.2%	1,146,999	70.4%	3,561,822	69.7%	3,410,370	69.9%

Gross profit	504,973	29.8%	482,512	29.6%	1,549,939	30.3%	1,468,701	30.1%
Operating, general and administrative expenses	352,304	20.8%	342,958	21.0%	1,073,202	21.0%	1,038,736	21.3%

Operating income	152,669	9.0%	139,554	8.6%	476,737	9.3%	429,965	8.8%
Interest expense, net	(12,930)	-0.8%	(13,375)	-0.8%	(38,926)	-0.8%	(41,054)	-0.8%

Income before income tax expense and equity income from Banfield	139,739	8.2%	126,179	7.8%	437,811	8.5%	388,911	8.0%
Income tax expense	(51,054)	-3.0%	(48,335)	-3.0%	(161,094)	-3.2%	(144,840)	-3.0%
Equity income from Banfield	3,536	0.2%	4,472	0.3%	11,287	0.2%	11,448	0.2%

Net income	$92,221	5.4%	$82,316	5.1%	$288,004	5.5%	$255,519	5.2%

Earnings per common share:
Basic	$0.89		$0.76		$2.78		$2.36

Diluted	$0.88		$0.75		$2.75		$2.32

Weighted average shares outstanding:
Basic	103,957		107,719		103,579		108,303
Diluted	104,753		109,333		104,637		110,117
Stores open at beginning of each period	1,301		1,249		1,278		1,232
Stores opened during each period	16		24		41		49
Stores closed during each period	(3)		(4)		(5)		(12)

Stores open at end of each period	1,314		1,269		1,314		1,269

PetSmart, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	November 3, 2013	February 3, 2013	October 28, 2012
Assets
Cash and cash equivalents	$295,868	$335,155	$298,090
Short-term investments	1,967	9,150	13,862
Restricted cash	71,226	71,916	71,916
Receivables, net	52,576	72,198	49,811
Merchandise inventories	797,533	679,090	765,831
Deferred income taxes	62,859	62,859	51,381
Prepaid expenses and other current assets	118,757	86,768	111,164

Total current assets	1,400,786	1,317,136	1,362,055

Property and equipment, net	956,653	985,707	997,361
Equity investment in Banfield	30,326	39,934	35,412
Deferred income taxes	101,321	102,992	85,308
Goodwill	42,951	44,242	44,248
Other noncurrent assets	63,945	46,970	44,623

Total assets	$2,595,982	$2,536,981	$2,569,007

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$240,603	$202,122	$266,708
Accrued payroll, bonus and employee benefits	164,111	176,082	161,030
Accrued occupancy expenses and deferred rents	79,716	70,671	74,106
Current maturities of capital lease obligations	66,517	61,581	60,023
Other current liabilities	208,133	244,436	181,381

Total current liabilities	759,080	754,892	743,248

Capital lease obligations	453,620	464,578	475,552
Deferred rents	67,439	73,855	75,948
Other noncurrent liabilities	110,769	120,064	117,248

Total liabilities	1,390,908	1,413,389	1,411,996

Stockholders’ Equity:

Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	17	17	17
Additional paid-in capital	1,504,135	1,418,411	1,393,158
Retained earnings	2,061,254	1,827,996	1,711,574

Accumulated other comprehensive income	2,082	5,506	5,600
Less: Treasury stock	(2,362,414)	(2,128,338)	(1,953,338)

Total stockholders’ equity	1,205,074	1,123,592	1,157,011

Total liabilities and stockholders’ equity	$2,595,982	$2,536,981	$2,569,007